EXHIBIT 10.1


                              STANDSTILL AGREEMENT

     This Standstill Agreement, dated as of October 23, 2003, is by and among American United Global, Inc., a Delaware corporation ("AUGI"), Tracy Landow, an individual residing in the State of New York ("T. Landow"), Dr. Jonathan Landow, an individual residing in the State of New York ("J. Landow"), and Redwood Investments Associates, L.P., a Delaware limited partnership ("Redwood").

          WHEREAS, AUGI, T. Landow, J. Landow and Redwood, amongst others, are parties to a certain Closing Agreement, dated as of June 16, 2003 (the "Closing Agreement");

          WHEREAS, capitalized terms not otherwise defined in this Standstill Agreement shall have the meanings assigned to such terms in the Closing Agreement;

          WHEREAS, pursuant to the terms of the Closing Agreement, among other things, a Default Event shall have occurred in the event that the outstanding principal balance due under the Landow Note shall equal or exceed $1,000,000 on October 17, 2003;

          WHEREAS, the Closing Agreement provides that, among other things, if a Default Event shall have occurred, a Sale of NYMI may be requested by J. Landow;

          WHEREAS, the proceeds of a Sale of NYMI would be utilized, in part and in priority as set forth in the Closing Agreement, to satisfy the amounts due under the Landow Note, the payee of which is T. Landow, and the Note, the payee of which is Redwood;

          WHEREAS, as of October 17, 2003, the outstanding principal balance due under the Landow Note exceeded $1,000,000;

          WHEREAS, AUGI has requested that, and T. Landow and Redwood are willing to consent to, J. Landow temporarily withholding the making of a request for the Sale of NYMI, all upon the terms and conditions set forth in this Standstill Agreement.

     NOW,  THEREFORE,  in  consideration  of the  foregoing  and other  good and
valuable   consideration,   the  receipt   and   adequacy  of  which  is  hereby
acknowledged, the parties hereto agree as follows:


1. Standstill. Subject to paragraph 2 of this Standstill Agreement, J. Landow shall not make any request for the Sale of NYMI prior to 5:00 PM EST October 31, 2003, if all the Payment Events are made on or prior to 5:00 PM EST October 31, 2003.

2. Consideration. In consideration for J. Landow's withholding of the making of a request for the Sale of NYMI in accordance with the provisions of paragraph 1 of this Agreement, and T. Landow and Redwood consenting to such withholding, AUGI hereby (a) agrees to extend the maturity date of the Amended and Restated Subordinated Promissory Note of NYMI, dated as of June 16, 2003, in the principal amount of $1,500,000 and payable to AUGI, to January 3, 2005, which maturity date extension shall remain in effect whether or not the Payment Events are made on or before 5:00 PM EST October 31, 2003, (b) agrees that, if less than all of the Payment Events are made on or prior to 5:00 PM EST October 31, 2003, J. Landow shall have the right to request the Sale of NYMI at any time after 5:00 PM EST October 31, 2003, in which event, Section 4 of the Closing Agreement shall be in full force and effect.

3. Indemnification. AUGI hereby agrees to indemnify, defend and hold harmless each of NYMI, Redwood, Dr. Landow, and T. Landow (collectively, the "Indemnitees") from and against any costs, expenses, liabilities or other obligations (including attorneys fees) that the Indemnitees, or any of them, may incur in respect of any finders fees, investment banking fees or other compensation that Vertical Capital, Robert Fallah, Robert DePalo, their affiliates, or any of them, may claim entitlement to, in respect of any investment made by International Business Consultant GmbH or any of its affiliates in AUGI or the Indemnitees.

4. Notices. All requests, demands, notices and other communications required or otherwise given under this Standstill Agreement shall be sufficiently given if delivered by hand against written receipt therefor, or (a) forwarded by overnight courier requiring acknowledgment of receipt, or (b) mailed by postage prepaid, registered or certified mail, return receipt requested, in either event, addressed as follows:


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         If to AUGI, to:         Robert M. Rubin, President
                                 American United Global, Inc.
                                 11108 NE 106th Place
                                 Kirkland, Washington 98033

         with a copy to:         Steven Weiss, Esq.
                                 Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
                                 101 East 52nd Street - 10th Floor
                                 New York, New York 10022

         If to T. Landow,
         J. Landow and/or
         Redwood, to:            c/o New York Medical, Inc.
                                 Two Jericho Plaza - Wing B
                                 Jericho, New York 11753

         with a copy to:         Elliot H. Lutzker, Esq.
                                 Snow Becker Krauss P.C.
                                 605 Third Avenue
                                 New York, New York  10158-0125

     or, in the case of any of the parties hereto, at such other address as such party shall have furnished in writing, in accordance with this paragraph 3, to the other parties hereto. Each such request, demand, notice or other communication shall be deemed given (a) on the date of delivery by hand,
     (b) on the first business day following the date of delivery to an overnight courier, or (c) three business days following mailing by registered or certified mail.

5. Prior Agreements/Oral Modification. This Standstill Agreement supersedes all prior agreements and constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Standstill Agreement. This Standstill Agreement may not be amended, modified in any manner or terminated orally or by course of conduct; and no amendment, modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties against whom the same is sought to be enforced.

6. Attorney's Fees. In the event of any litigation or arbitration between the parties to this Standstill Agreement, concerning this Standstill Agreement, each party shall be responsible for its attorney's fees and costs, except as may be otherwise determined by a court or arbitration panel of competent jurisdiction.

7. Costs. AUGI shall pay all of the costs and expenses of T. Landow, J. Landow and Redwood in connection with this Standstill Agreement, including, but not limited to, the fee and expenses of T. Landow's, J. Landow's and Redwood's attorneys in the preparation, negotiation, execution and delivery of this Standstill Agreement and the representation of T. Landow, J. Landow and Redwood in connection with the subject matters of this Standstill Agreement.

8. Binding Standstill Agreement; Benefit. The provisions of this Standstill Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

9. Governing Law. This Standstill Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the conflict of laws provisions thereof. The parties hereto do hereby consent and submit to the venue and jurisdiction of the state and federal courts sitting in the State of New York, County of Nassau, as the sole and exclusive forum for the enforcement of this Standstill Agreement, and further agree that, in the event of any action or suit as to any matters of dispute between the parties, service of any process may be made upon the other party in the same manner as the giving of notices under paragraph 3 of this Standstill Agreement.

10. Proper Construction. The language of all parts of this Standstill Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Standstill Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. As used in this Standstill Agreement, the term "or" shall be deemed to include the term "and/or" and the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

11. Waiver of Breach. The waiver by either party of a breach of any provision of this Standstill Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

12. Headings. The section and paragraph headings contained in this Standstill Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Standstill Agreement.

13. Severability. Any provision of this Standstill Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Assignment. This Standstill Agreement is personal in its nature and the parties hereto shall not, without the consent of the other parties, assign or transfer this Standstill Agreement or any rights or obligations hereunder.

15. Counterparts. This Standstill Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Standstill Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Standstill Agreement as of the date first above written.



                   American United Global, Inc.
                   By:
                                   /s/  Robert M. Rubin
                                   -------------------------------
                                        Robert M. Rubin, President

                   /s/ Tracy Landow
                   ----------------
                    Tracy Landow




                   /s/ Jonathan Landow
                   -------------------
                    Jonathan Landow



                   Redwood Investments Associates, L.P.


                   By:
                                       /s/ Tracy Landow
                                       ------------------------
                                           Tracy Landow, Member